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AMERIANA NEWS RELEASE

                         [AMERIANA BANCORP LETTERHEAD]


                                 Contact:  Jerome J. Gassen
                                           President and Chief Executive Officer
                                           (765) 529-2230


              AMERIANA BANCORP TO RECOVER APPROXIMATELY $1,000,000
                     FROM COMMERCIAL MONEY CENTER BANKRUPTCY


NEW CASTLE, Ind. (June 2, 2005) - Ameriana Bancorp (NASDAQ/NM: ASBI) today said it has reached a settlement with the Bankruptcy Trustee in the Commercial Money Center, Inc. ("CMC") bankruptcy proceedings, which has now been approved by the bankruptcy court. The agreement will result in a recovery of approximately $1 million. The Company expects to receive the money within the next 10 days.

         The anticipated settlement amount reflects actual collections to date on leases that were part of two pools of equipment leases, the income streams of which were purchased by Ameriana in 2001 for approximately $12 million. CMC, an equipment-leasing company, originated and sold the lease pools. The initial servicer of the lease pools was Commercial Servicing Corporation ("CSC"). Each lease in the two pools was backed by a surety bond issued by either American Motorist Insurance Company ("AMICO") or RLI Insurance Co. ("RLI"), guaranteeing payment of all amounts due under the leases in the event of default by the lessee.

         CMC and CSC declared bankruptcy over two years ago, resulting in a $10.9 million charge-off by Ameriana on its remaining investment. Ameriana subsequently filed claims in the CMC/CSC bankruptcies, and the Trustee in bankruptcy filed adversary proceedings against Ameriana. The agreement announced today to settle the litigation involving Ameriana, together with approximately 18 other banks, and the Trustee, will dismiss all adversary proceedings against Ameriana and will pay to Ameriana all funds collected from the RLI lease pool by the current servicer, U.S. Bancorp.

         In late 2004, Ameriana settled its litigation against AMICO with respect to the pool it had guaranteed, recovering $2.3 million. Ameriana continues to pursue its litigation against RLI to collect on the surety bond it issued on the other pool.

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ASBI Announces Settlement in the CMC Matter
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June 2, 2005


         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust SB also offers trust and investment management services. The Bank has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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